UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Unregistered Sales of Equity Securities.

Finder’s Fee Agreement with J.H. Darbie & Co., Inc.

On March 17, 2025, the board of directors of IIOT-OXYS, Inc., a Nevada corporation (the “Company”), approved and ratified entering into the Finder’s Fee Agreement dated March 13, 2025 (the “Agreement”) with J.H. Darbie & Co., Inc. (the “Finder”) pursuant to which the Company agreed to pay to the Finder 4% (2% for GHS Investments, LLC (“GHS”)) of the gross proceeds of an equity/convertible debt transaction and/or 3% (2% for GHS) of the gross proceeds of a non-convertible debt transaction received by the Company within three business days form the closing date.

The Company will also pay the Finder non-callable warrants equal to 4% (0% for GHS) warrant coverage of the amount raised. The exercise price of the warrants will be 120% of the Introduced Party’s (as defined in the Agreement) exercise price of the transaction or the closing price of the Company’s Common Stock on the date of the transaction, whichever is lower.

The term of the Agreement is for 120 days and the Finder may terminate the Agreement at any time upon written notice to the Company. The Company may not terminate the Agreement unless there is an uncured breach.

Preferred Equity Financing with GHS Investments, LLC

On March 21, 2025, the Company entered into a Securities Purchase Agreement with GHS in the amount of up to $210,000 (the “SPA”). The SPA provides for GHS’s purchase, from time to time, of up to 210 shares of the Company’s newly-designated Series D Convertible Preferred Stock (the “Preferred Stock”). The initial closing under the SPA consisted of 60 shares of Preferred Stock, stated value $1,200 per share, issued to GHS for an initial purchase price of $60,000, or $1,000 per share. At GHS and the Company’s option, and subject to the terms of the SPA and the Certificate of Designation for the Preferred Stock (the “COD”), additional closings in the aggregate amount of up to 150 shares of Preferred Stock for a total aggregate purchase price of up to $150,000 may take place.

Item 3.02	Unregistered Sales of Equity Securities.

Under the SPA, the Company has issued 60 shares of the Preferred Stock to GHS and may conduct additional issuances upon the terms set forth in the SPA and the COD. This issuance was exempt under Rule 506(b) under Regulation D. GHS is an “accredited investor” as defined in Rule 501 under the Securities Act. The Company did not engage in any general solicitation or advertising in connection with the issuance of the Preferred Stock. Selling commissions in the amount of $1,200 were paid to J.H. Darbie & Co. pursuant to the Agreement.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws.

In connection with the GHS financing through the SPA, the Company has designated a new class of Series D Convertible Preferred Stock consisting of 210 shares and having the rights and features described below.

The material features of the Preferred Stock, as set forth in the COD, include the following:

•	The Preferred Stock is convertible to shares of the Company’s common stock at a price equal to a fixed price equal to 80% of the lowest traded price for the Company’s common stock for the ten trading days immediately preceding the execution date of the Securities Purchase Agreement pursuant to which shares of Preferred Stock are issued (the “Market Price”);

•	If on the 90th calendar day and 180th calendar day following the first closing, the conversion price then in effect is greater than the lowest closing price of the Common Stock on the principal market on any trading day during the five trading day period ended on, and including, the trading day ended immediately prior to such applicable adjustment date (the “Adjustment Price”), the conversion price will automatically lower to the Adjustment Price.

•	Conversions are limited so that no conversion may be made to the extent that, following a conversion, the beneficial ownership of GHS and its affiliates would be more than 4.99% of the Company’s outstanding shares of common stock;

•	Each share of Preferred Stock is entitled to receive, and the Company will pay, cumulative dividends of 12% per annum, payable quarterly, beginning on the issuance date and ending on the date that such share of Preferred Stock has been converted or redeemed and such dividends may be paid in cash or in shares of Preferred Stock, at the Company’s discretion;

•	The Preferred Stock may, at the Company’s option, be redeemed by the Company’s payment of the stated value thereof with the following premiums based on the time of the redemption:

o	115% of the stated value if the redemption takes place within 90 days of issuance;

o	120% of the stated value if the redemption takes place after 90 days and within 120 days of issuance;

o	125% of the stated value if the redemption takes place after 120 days and within 180 days of issuance; and

o	each share of Preferred Stock is redeemed one year from the day of issuance.

•	The Preferred Stock will vote together with the Company’s common stock on an as-converted basis on all matters submitted to a vote of the Company’s shareholders, but not in excess of the 4.99% conversion limitation;

•	Holders of the Preferred Stock are entitled to “piggy-back” registration rights, and may, at their option, include the shares of common stock issuable upon conversion of the Preferred Stock in any future registration statement to be filed by the Company;

•	If the Company fails to timely deliver the required shares of common stock upon a conversion of the Preferred Stock, or if the Company otherwise breaches the material covenants of the COD, the Company will incur significant financial penalties, including, but not limited to, the payment of liquidated damages and the forced redemption of the Preferred Stock at the sum of (a) 135% of the stated value, (b) all accrued but unpaid dividends, and (c) all liquidated damages, late fees and other costs, expenses or amounts due in respect of the Preferred Stock including, but not limited to legal fees and expenses of legal counsel to the holder in connection with, related to and/or arising out of a Triggering Event (as defined in the COD) (the sum of (a), (b), and (c), the “Triggering Redemption Amount”). If the Company fails to pay in full the Triggering Redemption Amount on the date such amount is due, the Company will pay dividends at a rate equal to the lesser of 12% per annum or the maximum rate permitted by applicable law, accruing and compounding daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full.

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Under additional covenants set forth in the COD, holders of the Preferred Stock enjoy certain other rights, including:

•	The right to participate in any future rights offerings; and

•	The right to participate in any future financings the Company may conduct.

The foregoing description of the SPA and the COD is not complete and is qualified in its entirety by reference to the full text of those documents. A copy of the COD is filed as an exhibit to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation for Series D Convertible Preferred Stock
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: March 21, 2025	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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